EXHIBIT 99.1

PRESS RELEASE

Atlantic Wine Agencies Inc. Announces Letter of Intent to Acquire Independence Energy Corporation, a Producing Oil and Gas Company

Atlantic Wine Agencies, Inc. (OTCBB: AWNA) ("Atlantic") and Independence Energy Corporation a privately held company located in Alberta, Canada (“IEC”) announce the execution of a letter of intent (“Letter of Intent”) setting forth an agreement in principal for Atlantic to acquire all of IEC’s issued and outstanding common shares (“Acquisition”).

The Acquisition is based upon securing an operating oil and gas production company with assets consisting of 31 sections of land under direct ownership and 80 sections held under farm-in agreements with six producing gas wells together with pipeline and infrastructure collection facilities.

In an effort to enhance shareholder value, Atlantic’s Board of Directors sought out a business in the energy sector which was positioned to profit from the continued growth and strength in the price of oil as well as the emerging reliance and appreciation in price of domestic natural gas. The Board has spent considerable time and energy identifying potential targets and reviewing assets throughout North America with the goal of providing substantial value and potentially significant long term growth for the current Atlantic shareholders. IEC appears to be a suitable candidate as it has successfully explored and developed reserves as well as contributed to a reliable ongoing rate of growth.

Consideration for the Acquisition will consist of a share exchange agreement the specific terms of which will be determined in accordance with a valuation of IEC’s interests based upon a geological reserve report prepared by an independent third party. The Letter of Intent and Acquisition is subject to the completion of due diligence, board and shareholder approvals, the satisfaction/release of any security interests held in IEC’s interests to be conveyed, and the execution of definitive agreements.

Other material terms of the Letter of Intent are as follows:

•
Atlantic shall recapitalize the number of shares of common stock outstanding through a reverse stock split of 25:1 thereby resulting in 4,520,798 shares outstanding immediately prior to the Share Exchange

•	Atlantic shall issue approximately 40,000,000 shares in exchange for IEC’s assets and certain expenses related to the Share Exchange
•	Atlantic shall change its name to “First Canadian Petroleum Corporation” or a similar name

Although there can be no assurances, the parties to the Letter of Intent have allocated approximately 30 days to complete their due diligence efforts and anticipate signing the definitive agreements within that time, with a closing within 30 days thereafter.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements. They include, but are not limited to, any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the completion of the purchase and sale of the interests in IEC, the satisfaction of the various conditions precedent for the acquisition, and any further drilling on or production from IEC.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of IEC’s properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2006 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact Information:
Adam Mauerberger, President
am@atlanticwineagencies.com
+44 797 905 7242